                                                                 EX-3.(i)(bb)

                              ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                                CMN HOLDING, INC.

      1. By a written consent in lieu of a special meeting setting forth a resolution, signed by all of the directors of the corporation before the resolution was submitted to & vote of the sole stockholder entitled to vote thereon, the directors adopted a resolution finding that the following proposed amendments of the Articles Incorporation of CMN Holding, Inc. were in the best interests of the corporation and directing that they be submitted to a vote of the sole stockholder entitled to vote thereon:

            That the Articles of Incorporation be amended by striking therefrom Paragraph 1.1 of THIRD, Division A, Section 1 in its entirety and by substituting in lieu thereof the following:

            1.1. Senior Preferred. The holders of shares of the Senior Preferred shall be entitled to receive, when and as declared by the board of directors out of funds legally available for such purpose, dividends in lawful money of the United States of America at the rate of $12.00 per share per annum prior to July 1, 1984 and at the rate of $17.00 per share per annum on and after July 1, 1984, payable quarterly on the last business day of February, May, August and November in each year, commencing November 30, 1981, in equal installments. To the extent not then inconsistent with law or contrary to the then provisions of the Virginia Stock Corporation Act, the foregoing dividends shall be declared by the board of directors of the corporation, and when declared shall so paid to the then holders of the Senior Preferred. As to each issued and outstanding share of the Senior Preferred such dividends shall accumulate if not paid whether or not declared, from and after the date of the original issue of such share.

            So long as any share of the Senior Preferred is outstanding, no sums shall be applied to the payment of any dividend or the making of any other distribution in respect of the Convertible Preferred or of any other class of stock ranking junior to the Senior Preferred in respect of dividends or of the amounts payable upon any voluntary liquidation, dissolution, or winding up of the corporation (other than a distribution payable in stock ranking junior to the Senior Preferred, with cash adjustments for fractional shares), unless a full dividend on each of the then outstanding shares of Senior Preferred, for all quarterly dividend periods and for the then current quarterly dividend period, shall theretofore have been paid at the applicable dividend rate set forth above. Holders of the Senior Preferred shall be entitled to no participation rights in any other dividend declared and paid by the Corporation.

                                      * * *

            That the Articles of Incorporation be amended by striking therefrom Paragraph 1.2 of Article THIRD, Division A, Section 1 in its entirety and by substituting in lieu thereof the following:

            1.2. Convertible Preferred. The holders of shares of the Convertible Preferred shall be entitled to receive, when and as declared by the board of directors out of funds legally available for such purpose, dividends in lawful money of the United States of America at the rate of $10.00 per share per annum, payable quarterly on the last business day of February, May, August and November in each year, commencing November 30, 1981 in equal installments. To the extent not then inconsistent with law or contrary to the then provisions of the Virginia Stock Corporation Act, the foregoing dividends shall be declared by the board of directors of the corporation, and when declared shall be paid to the then holders of the Convertible Preferred. As to each issued and outstanding share of the Convertible Preferred such dividends shall accumulate if not paid, whether or not declared, from and after the date of the original issue of such share.

            So long as any share of the Convertible Preferred is outstanding, no sums shall be applied to the payment of any dividend or the making of any other distribution in respect of any class of stock ranking junior to the Convertible Preferred in respect of dividends or of the amounts payable upon any voluntary liquidation, dissolution, or winding up of the Corporation (other than a distribution payable in stock ranking junior to the Convertible Preferred, with cash adjustment for any fractional shares), unless a full dividend on each of the then outstanding shares of the Convertible Preferred, for all quarterly dividend periods and for the then current quarterly dividend period, shall theretofore have been paid at the rate set forth above. Holders of the Convertible Preferred shall be entitled to no participation rights in any other dividend declared and paid by the Corporation.

      2. Said proposed amendments were adopted by the sole stockholder entitled to vote thereon by a written consent in lieu of a special meeting which set forth said proposed amendments and which was signed by said sole stockholder.

      3. The number of shares of each class of stock of the corporation outstanding on the record date, the number of shares entitled to vote on each proposed amendment and the number of shares voted for and against each proposed amendment were as follows:

      A.    Shares outstanding, all classes:

      Class                                           Shares Outstanding
      -----                                           ------------------

      Senior Cumulative Preferred Stock                     5,000
      Junior Convertible Preferred Stock                    1,000
      Class A Common Stock                                  1,000
      Class B Common Stock                                      0

      B.    Shares entitled to vote:

      Amendment No. 1:        1,000 shares of Class A Common
      Amendment No. 2:        1,000 shares of Class A Common

      C.    Shares voted:

      Amendment No. 1:        FOR - 1,000       AGAINST:  0
      Amendment No. 2:        FOR - 1,000       AGAINST:  0

      Executed in the name of the corporation by its President and its Secretary who declare under penalties of perjury that the facts stated herein are true.

Dated:  July 20, 1981                     CMN HOLDING, INC.


                                          By
                                            ----------------------------
                                                Alan R. Brill, President


                                          By
                                            ----------------------------
                                             Bonnie P. Brill, Secretary

                            ARTICLES OF INCORPORATION
                                       of
                                CMN HOLDING, INC.

      FIRST: Name. The corporation's name is "CMN Holding, Inc.

      SECOND: Purpose. The corporation's purposes shall be to transact any or all lawful business, not required to be stated in the articles of incorporation, for which corporations may be incorporated, and the corporation shall have all powers not prohibited by law or required to be stated in the articles of incorporation.

      THIRD: Capital Stock. The corporation is authorized to issue four classes of stock. The aggregate number of shares which the corporation shall have the authority to issue, the maximum number of shares of each class that the corporation is authorized to issue, and the par value of each share of each class are as follows:

      The aggregate number of shares which the corporation shall have the authority to issue is 8,000, divided as follows:

      Name of Class                 Number of Shares              Par Value
      -------------                 ----------------              ---------

      Senior Cumulative
        Preferred Stock                   5,000                     $1.00

      Junior Convertible
        Preferred Stock                   1,000                      1.00

      Class A Common Stock                1,000                      1.00

      Class B Common Stock                1,000                      1.00

      A description of the designations, preferences, limitations, voting rights and relative rights in respect of the shares of each class is as follows:

      As used in these Articles, (a) the term "Preferred Stock" shall refer to both the Senior Cumulative Preferred Stock, $1.00 par value (the "Senior Preferred") and the Junior Convertible Preferred Stock, $1.00 par value (the "Convertible Preferred"); and (b) the term "Common Stock" shall refer to both the Class A Common Stock, $1 .00 par value (the "Class A Common") and the Class B Common Stock, $1.00 par value (the "Class B Common"). Certain other terms used in this Article 3 are defined elsewhere herein.

                        A. PREFERRED STOCK

      1. Dividends.

      1.1. Senior Preferred. The holders of shares of the Senior Preferred shall be entitled to receive, when and as declared by the board of directors out of funds legally available for such purpose, dividends in lawful money of the United States of America at the rate of $12.00 per share per annum prior to July 1, 1984 and at the rate of $17.00 per share per annum on and after July 1, 1984, payable semi-annually on the last business day of May and November in each year, commencing November 30, 1981, in equal installments. To the extent not then inconsistent with law or contrary to the then provisions of the Virginia Stock Corporation Act, the foregoing dividends shall be declared by the board of directors of the corporation, and when declared shall be paid to the then holders of the Senior Preferred. As to each issued and outstanding share of the Senior Preferred such dividends shall accumulate if not paid, whether or not declared, from and after the date of original issue of such share.

      So long as any share of the Senior Preferred is outstanding, no sums shall be applied to the payment of any dividend or the making of any other distribution in respect of the Convertible Preferred or of any other class of stock ranking junior to the Senior Preferred in respect of dividends or of the amounts payable upon any voluntary liquidation, dissolution, or winding. up of the corporation (other than a distribution payable in stock ranking junior to the Senior Preferred, with cash adjustments for fractional shares), unless a full dividend on each of the then outstanding shares of Senior Preferred, for all semi-annual dividend periods and for the then current semi-annual dividend period, shall theretofore have been paid at the applicable dividend rate set forth above. Holders of the Senior Preferred shall be entitled to no participation rights in any other dividend declared and paid by the Corporation.

      1.2. Convertible Preferred. The holders of shares of the Convertible Preferred shall be entitled to receive, when and as declared by the board of directors out of funds legally available for such purpose, dividends in lawful money of the United States of America at the rate of $10.00 per share per annum, payable semi-annually on the last business day of May and November in each year, commencing November 30, 1981 in equal installments.

To the extent not then inconsistent with law or contrary to the then provisions of the Virginia Stock Corporation Act, the foregoing dividends shall be declared by the board of directors of the corporation, and when declared shall be paid to the then holders of the Convertible Preferred. As to each issued and outstanding share of the Convertible Preferred such dividends shall accumulate if not paid, whether or not declared, from and after the date of original issue of such share.

      So long as any share of the Convertible Preferred is outstanding, no sums shall be applied to the payment of any dividend or the making of any other distribution in respect of any class of stock ranking junior to the Convertible Preferred in respect of dividends or of the amounts payable upon any voluntary liquidation, dissolution, or winding up of the Corporation (other than a distribution payable in stock ranking junior to the Convertible Preferred, with cash adjustment for any fractional shares), unless a full dividend on each of the then outstanding shares of the Convertible Preferred, for all semi-annual dividend periods and for the then current semi-annual dividend period shall theretofore have been paid at the rate set forth above. Holders of the Convertible Preferred shall be entitled to no participation rights in any other dividend declared and paid by the Corporation.

      2. Redemption.

      2.1. Redemption of Senior Preferred. The Senior Preferred shall be redeemable in whole at any time or in part from time to time upon resolution of the corporation's board of directors upon payment out of funds legally available therefor in lawful money of the United States of America in respect of each share redeemed of the sum of $100.00 plus an amount equal to all dividends accumulated but unpaid on each such redeemed share to the date fixed for redemption ("Senior Preferred Redemption Price"). Not less than 30 days' prior written notice shall be given by certified mail, postage prepaid, to each holder of record of the shares of Senior Preferred to be redeemed, at his post office address as shown in the records of the corporation. Said notice e shall specify the redemption price and the place at which and the date, which date shall not be a legal holiday in The Commonwealth of Massachusetts or The Commonwealth of Virginia, on which the shares called for redemption will be redeemed.

      2.2. Redemption of Convertible Preferred. The Convertible Preferred shall be redeemable in whole at any time or in part from time to time upon resolution of the corporation's board of directors upon payment out of funds legally available therefor in lawful money of the United States of America in respect of each share redeemed (a) of the sum of $3,500.00 for the period through April 30, 1985, increasing by $250.00 on the last day of each succeeding period of three consecutive calendar months thereafter, or (b) after May 30, 1984 the greater of
(i) such value described in (a), or (ii) .00050 times an amount equal to the then appraised value of corporation reduced by $100.00 per share for each share of Senior Preferred then outstanding (for an aggregate redemption price if all 1,000 shares of the Convertible Preferred is then issued and outstanding of
 .50 times such reduced appraised value) such appraised value to be determined on a consolidated basis for corporation and its subsidiaries, as at the end of the then most recent financial reporting quarter for the corporation at the time of any such redemption, plus, in either case, an amount equal to all dividends accumulated but unpaid on each such redeemed share to the date fixed for redemption, which greater price and any such accumulated but unpaid dividends shall be the redemption price ("Convertible Preferred Redemption Price"). Not less than 30 days' prior written notice shall be given by certified mail, postage prepaid, to each holder of record of the shares of Convertible Preferred to be redeemed, at his post office address as shown in the records of the corporation. Said notice shall specify the redemption, price and the place at which and the date, which date shall not be a legal holiday in The Commonwealth of Massachusetts or The Commonwealth of Virginia, on which the shares called for redemption will be redeemed.

      2.3. Notice of Redemption. If written notice of redemption of Preferred Stock shall have been duly given and a sum sufficient for such redemption shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Senior Preferred Redemption Price or the Convertible Preferred Redemption Price, as the case may be, to the then holders of shares of Preferred Stock so called for redemption upon surrender of certificates therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after the date which is the later of the date of mailing such notice of redemption or deposit of the Senior Preferred Redemption Price or the Convertible Preferred Redemption Price, as the case may be, the shares so called for redemption shall no longer be deemed outstanding, any dividends then payable thereon shall cease to accumulate, and all rights (including without limitation, with respect to the Convertible Preferred the right to convert into shares of Class B Common pursuant to Section 5 hereof) with respect to the shares so called for redemption shall forthwith cease and determine, excepting only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest.

      2.4. Manner of Redemption. Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which the Preferred Stock shall be redeemed from time to time; provided, however, that in the case of the redemption of only a part of the outstanding shares of either the Senior Preferred or Convertible Preferred, there shall be so redeemed from each registered holder thereof in whole shares, as nearly as practicable to the nearest share, the proportion of all of the shares of such class to be redeemed which the number of shares held of record by such holder bears to the total number of shares of such class at the time outstanding.

      2.5. Interest; Escheat. From time to time any bank or trust company holding any funds deposited for redemption of any shares of Preferred Stock shall pay to the corporation any interest accrued on such deposited funds; any funds so deposited and unclaimed at the end of the period of time prescribed by ss. 55-210.6 of the Code of Virginia, or any successor provision, as from time to time amended, shall be disposed of in accordance with the then existing laws of the Commonwealth of Virginia, and each holder of a share of Preferred Stock so called for redemption who shall not have received the applicable redemption price therefor prior to such disposition shall have only such rights as are accorded such a stockholder under the then existing laws of the Commonwealth of Virginia.

      2.6. Redeemed, Converted, or Otherwise Acquired Shares to be Retired. Any shares of the Preferred Stock redeemed pursuant to this Section 2 or of the Convertible Preferred surrendered for conversion pursuant to Section 5 of this Subdivision A or otherwise acquired by the corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued, and the corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

      3. Voting Rights of Preferred Stock. Except as voting rights may be expressly conferred upon any such shares by the laws of the Commonwealth of Virginia as in effect at the time, the holders of shares of Preferred Stock shall have no right to vote on any matter.

      4. Voluntary Liquidation. Upon any voluntary dissolution, liquidation, or winding up of the corporation, after provision for payment and discharge of (or making adequate provision for) all known debts, obligations, and liabilities of the corporation, (a) the holders of the shares of the Senior Preferred shall be entitled, before any distribution or payment is made upon any shares of the Convertible Preferred or the Common Stock, to be paid in cash for each such share an amount equal to the Senior Preferred Redemption Price (the "Senior Preferred Liquidation Price") and (b) the holders of the shares of the Convertible Preferred shall be entitled, before any distribution or payment is made upon the Common Stock, to be paid in case for each such share then issued and outstanding an amount equal :0 the Convertible Preferred Redemption Price ("Convertible Preferred Liquidation Price"), such amounts being hereinafter sometime. referred to as "Liquidation Payments."

      If upon any voluntary liquidation, dissolution, or winding up, after payment and discharge of, or making adequate provision for, all known debts, obligations, and liabilities of the corporation, the corporation's then assets shall be insufficient to permit payment to said holders of the Senior Preferred Liquidation Price, then all of the assets of the corporation then remaining shall be distributed ratably among the then holders of the shares of Senior Preferred. If upon such voluntary liquidation, dissolution, or winding up, the assets to be distributed among the then holders of the shares of Convertible Preferred, after any permitted payment of the Senior Preferred Liquidation Price to the then holders of shares of Senior Preferred, shall be insufficient to permit payment to said holders of shares of Convertible Preferred of the Convertible Preferred Liquidation Price, then all of the assets of the corporation then remaining shall be distributed ratably among the holders of the shares of Convertible Preferred Written notice of such voluntary liquidation, dissolution, or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said sums shall be payable and, in the case of the Convertible Preferred, containing a statement of or reference to the conversion right set forth in Section 5 of this Subdivision A, shall be given by certified mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each holder at his post office address as shown by the records of the corporation. Neither consolidation nor merger of the corporation into or with any other corporation or corporations, nor any other corporation's merger into the corporation, nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of any of the provisions of this Section 4.

      5. Conversion of Convertible Preferred into Common Stock. Subject to the terms and conditions of this Section 5, the holder of any share of Convertible Preferred shall have the right at any time (except as otherwise may be restricted by a written agreement executed by the corporation and the holder of any share of Convertible Preferred upon issuance of such share, and except that upon any liquidation of the corporation, such right to convert shall terminate at the close of business on the last business day before the payment date specified in the notice given pursuant to Section 4 of this Subdivision A), at his option, to convert all or a portion of the shares of Convertible Preferred held by him into the same number of shares of Class B Common. Such right of conversion shall be exercised by the holder thereof by giving written notice to the corporation that such holder elects to convert a stated number of shares of the Convertible Preferred into shares of Class B Common Stock on the date specified in such notice ("Conversion Date") and by surrender of the certificate or certificates for the Convertible Preferred so to be converted to the corporation, at the principal office of the corporation in Charlottesville, Virginia (or at such other office as the corporation may designate by written notice, given by certified mail, postage prepaid, to all holders of Convertible Preferred) at any time during its usual business hours on or before the Conversion Date, duly endorsed or assigned to the corporation (if requested by it), together with a statement of the name or names (with addresses) of the person or persons to whom the certificates for Class B Common shall be issued upon conversion.

      Promptly after receipt of the written notice from said holder referred to above and surrender of the certificate or certificates for the share or shares of Convertible Preferred to be converted, the corporation shall issue and mail, or cause to be issued and mailed, to said holder at the then address for such stockholder appearing on the corporation's records, registered in such name or names as such holder may direct, a certificate or certificates for then number of full shares of Class B Common issuable upon the conversion of such share or shares. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Common shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of

Class B Common represented thereby.

                  B. COMMON STOCK

      1. Dividend and Other Rights. The dividend and other rights of a holder of one share of Class A Common shall be identical to the dividend and other rights of a holder of one share of Class R Common, except as provided herein with respect to voting. No purchase or other retirement by the corporation, directly or indirectly through a Subsidiary or otherwise of any share of Class A Common, nor any distribution on or payment in respect of any share of Class A Common, nor any other benefit or preference of any sort whatsoever relating to any share of Class A Common shall be made or accorded unless made or accorded ratably among all holders of Common Stock in proportion to the number of shares of Common Stock owned by each.

      2. Voting Rights. The two classes of Common Stock shall vote as a single class at all stockholders' meetings unless otherwise provided by law or by these Articles of Incorporation. Every holder of record of shares of Class A Common shall have the right, at every stockholders' meeting, to one vote for every share of Class A Common standing in his name on the books of the corporation. Every holder of record of Class B Common shall have the right, at every stockholders' meeting, to such number of votes as would cause the aggregate vote possessed by all holders of Class B Common to equal 10% of the aggregate vote possessed by all holders of the Common Stock.

      3. Reservation. The corporation will at all times reserve and keep available all of its authorized but unissued shares of Class B Common, solely for the purpose of issue upon the conversion of the shares of the Convertible Preferred as herein provided. The corporation covenants that all shares of the Class B Common which shall be so issuable shall, when issued, be duly and validly issued, fully paid, and nonassessable.

      The issuance of certificates for Class B Common upon such conversion as hereinabove set forth shall be made without charge to the holders of such Class B Common for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares converted.

                  C. CERTAIN OTHER PROVISIONS

      1. Preemptive Rights. No holder of any share of Preferred Stock or Common Stock shall have any preemptive right to subscribe for additional shares of any class of capital stock or to receive warrants or rights for the purchase of shares of any class of stock or to receive securities convertible into shares of any class of stock.

      2. Dissolution; Liquidation. Upon any involuntary dissolution of the corporation, after provision for payment and discharge of (or making adequate provision for) all known debts, obligations, and liabilities of the corporation, the then remaining net assets of the corporation shall be distributed ratably among the then holders of any then issued and outstanding shares of Preferred Stock in proportion to the number of shares of Preferred Stock then owned by each. If upon such involuntary dissolution no share of Preferred Stock is then issued and outstanding, the remaining net assets of the corporation shall be distributed ratably among the then holders of shares of the corporation's Common Stock in proportion to the number of shares of Common Stock then owned by each. Upon any involuntary dissolution no share of Preferred Stock shall be entitled to any preferential payment, Liquidation Payment, or any prior right in the assets of the corporation.

      FOURTH: Stated Capital. The stated capital of the corporation may be reduced in any manner provided by law without the assent of the stockholders of the corporation.

      FIFTH: Transfer of Shares. Transfer of any share of the capital stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such share. The person in whose name any share of capital stock of the corporation stands on the books of the corporation shall be deemed by the corporation to be the owner of such share for all purposes.

      SIXTH: Registered Office and Agent. The post office address of the initial registered agent is 1200 Mutual Building, in the City of Richmond, Virginia, and the initial registered agent at that address is Charles W. Laughlin who is a resident of the State of Virginia and a member of the Virginia State Bar.

      SEVENTH: Board of Directors. The number of directors shall not be less than the minimum number prescribed by law and, except for the initial board of directors, shall be fixed by the bylaws of the corporation. Initially all shares of the corporation will be owned of record by one stockholder, and the initial board of directors shall consist of one director whose name and address is:

      Name:                   Address:
      -----                   --------

      Alan R. Brill           1162 Woodberry Road
                              Charlottesville, VA 22901

      EIGHTH: Indemnity. The corporation shall indemnify each director and officer against liabilities (including judgments and fines and reasonable attorney's fees, costs and expenses) incurred by him in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (any of which is hereinafter referred to as a "proceeding") to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to any proceeding in which he has been adjudged liable because of willful misconduct, bad faith or gross negligence involved in the conduct of his office, or in relation to any criminal proceeding, in which he had reasonable cause to believe his conduct was unlawful (any of which behavior is hereinafter referred to as "misfeasance"), provided, however, that even if he is guilty of misfeasance he shall be entitled to such indemnification as shall be finally ordered by a court. In the event of the disposition of any proceeding in which no determination of misfeasance has been made, such indemnity shall be conditioned upon a prior determination that the director or officer acted in good faith and without misfeasance, and that such payments or obligations are reasonable. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) by independent legal counsel in a written opinion if such a quorum is not obtainable, or, even if obtainable, if a majority of disinterested directors so directs, or (iii) by the shareholders. Directors eligible to make any such determination or to refer any such determination to independent legal counsel must act with reasonable promptness when indemnification is sought by any director or officer.

      Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of such proceeding, if authorized in the manner set forth in the preceding paragraph, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to indemnification.

      Every reference herein to director or officer shall include every director or former director officer of the corporation and every person who may have served at the request of the corporation or one of its subsidiaries as a director or officer or in a similar capacity and, in all such cases, the heirs, executors, and administrators of such officer or director.

      The corporation may further indemnify each officer and director in any other manner permitted by law, and shall so indemnify them if directed to do so by the stockholders.


Dated: May 21, 1981
                                    --------------------------------
                                    Douglas R. Maxwell, Incorporator